As filed with the Securities and Exchange Commission on November 12, 2008

Registration No. 333-41652

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMPEX CORPORATION

(formerly Ampex Incorporated)

(Exact name of registrant as specified in its charter)

Delaware	13-3667696
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1228 Douglas Avenue

Redwood City, CA 94063

(650) 367-4111

(Address of principal executive offices, including zip code)

AMPEX CORPORATION 2000 STOCK BONUS PLAN, AS AMENDED

(Full title of the plan)

Joel D. Talcott, Esq.

Ampex Corporation

1228 Douglas Avenue

Redwood City, CA 94063

(650) 367-3330

(Name, address and telephone number, including area code, of agent for service)

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated file ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

This Post-Effective Amendment No. 2 to Form S-8 Registration Statement amends the Registration Statement on Form S-8 (File No. 333-41652) filed by Ampex Corporation (the “Company”) on July 18, 2000 to register 125,000 shares (as adjusted to reflect the Company’s one-for-twenty reverse stock split in 2003) of the Company’s Class A Common Stock, par value $0.01 per share (the “Class A Stock”), reserved for issuance under the Ampex Corporation 2000 Stock Bonus Plan, as amended (the “Bonus Plan”), and the Post-Effective Amendment No. 1 thereto filed on September 27, 2006 to conform the Bonus Plan to Section 409A of the Internal Revenue Code.

On March 30, 2008, the Company and certain of its U.S. subsidiaries (together, the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court “) (Case No. 08-11094). On July 31, 2008, the Bankruptcy Court confirmed the Debtors’ First Modified Third Amended Joint Plan of Reorganization dated July 31, 2008 (the “Plan of Reorganization”). On October 3, 2008, all conditions to consummation of the Plan of Reorganization were satisfied or waived, the Plan of Reorganization became effective and the Company emerged from chapter 11. Pursuant to the Plan of Reorganization, the Company cancelled and extinguished, as of October 3, 2008, all of its then-outstanding equity interests, including all outstanding shares of its Class A Stock.

The Company hereby removes from registration all shares of Class A Stock which have not been sold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California on November 12, 2008.

AMPEX CORPORATION

By:	/s/ D. Gordon Strickland
D. Gordon Strickland
Chairman, President and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ D. Gordon Strickland D. Gordon Strickland	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	November 12, 2008

/s/ Christopher Lake Christopher Lake	Vice President, Chief Financial Officer and Treasurer (Principal Chief Financial Officer)	November 12, 2008

/s/ Ramon C. H. Venema Ramon C. H. Venema	Vice President (Controller and Principal Accounting Officer)	November 12, 2008

/s/ Donald L. Hawks II Donald L. Hawks III	Director	November 12, 2008

/s/ Raymond F. Weldon Raymond F. Weldon	Director	November 12, 2008

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